Exhibit 99.1

Media Relations:

Michael Hakkert	Sarah Sorensen
Juniper Networks, Inc	Juniper Networks, Inc.
(408) 936-8342	(408) 936-4037
mhakkert@juniper.net	ssorensen@juniper.net

Investor Relations:
Kathleen Bela
Juniper Networks, Inc.
(408) 936-7804
kbela@juniper.net

JUNIPER NETWORKS REPORTS Q3’07 FINANCIAL RESULTS
Q3’07 Net Revenue of $735.0M, up 28% from Q3’06;
GAAP Diluted EPS $0.15; Non-GAAP Diluted EPS $0.22

SUNNYVALE, Calif., October 23, 2007 – Juniper Networks, Inc. (NASDAQ: JNPR) today reported its results for the three and nine months ended September 30, 2007.

Net revenues for the third quarter of 2007 were $735.0 million, compared with $573.6 million for the third quarter of 2006, an increase of 28 percent. Net revenues for the nine months ended September 30, 2007 were $2,026.9 million, compared with $1,707.8 million for the same period last year, an increase of 19 percent.

Net income on a GAAP basis for the third quarter of 2007 was $85.1 million or $0.15 per share, compared with a GAAP net income of $58.3 million or $0.10 per share for the third quarter of 2006. Non-GAAP net income for the third quarter of 2007 was $124.5 million or $0.22 per share, compared with non-GAAP net income of $106.2 million or $0.18 per share for the third quarter of 2006. Net income on a GAAP basis for the nine months ended September 30, 2007 was $237.9 million or $0.41 per share, compared with a GAAP net loss of $1,072.4 million, including $1,283.4 million of impairment charges, or $1.89 per share for the same period last year. Non-GAAP net income for the nine months ended September 30, 2007 was $352.8 million or $0.61 per share, compared with non-GAAP net income of $327.7 million or $0.55 per share for the same period in 2006. The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Net Product Revenue by Operating Segment table below.

“We are pleased with both the results for the quarter and the momentum we are seeing, which reflect confidence in Juniper to address the high-performance networking requirements of our customers,” said Scott Kriens, Juniper Networks’ Chairman and CEO. “Our strategy and focus on the delivery of high-performance networking, coupled with the ongoing implementation of operational discipline across the company, adds up to continuing opportunity for growth.”

Net cash provided by operations for the third quarter of 2007 were $193.2 million, compared to cash provided by operations of $164.9 million for the same quarter of 2006. Net cash flows from operations for the nine months ended September 30, 2007 were $549.9 million, compared to cash provided by operations of $521.4 million for the same period in 2006.

Capital expenditures and depreciation during the third quarter of 2007 were $35.9 million and $26.5 million, respectively. Capital expenditures and depreciation during the first nine months of 2007 were $111.0 million and $73.4 million, respectively.

“Our focus on execution has resulted in ongoing improvement in the company’s operating metrics,” said Robyn Denholm, Chief Financial Officer of Juniper Networks. “While there is much work ahead to be done, we expect our commitment to operational excellence and strong financial management will position us well to achieve our long-term business model goals.”

Q3 Highlights:

High-Performance Network Infrastructure
For Service Providers, Juniper announced the expansion of its MX product family, with the addition of the MX240 and MX480, designed to enable providers to more efficiently and cost-effectively deploy Ethernet networks and services. The breakthrough performance and scale and simple deployment and management of the MX family places Juniper in a good position to capitalize on the Carrier Ethernet market that is expected to nearly double in size from $3.7B in 2007 to $6.8B in 2011 according to IDC.

Juniper also announced a suite of new Dense Port Concentrator (DPC) cards that maximize MX-series system flexibility, enabling providers to drive new sources of revenue while reducing cost and complexity. Juniper is also delivering three new processor cards for the high-performance M320 multiservice edge router. These new FPC-E3s take advantage of Juniper’s new I-chip ASIC development that increases system performance, scalability and provides additional QoS capabilities.

For enterprises, Juniper announced software enhancements to the Secure Access (SA) SSL VPN appliances. These appliances now offer support for a broader array of applications and platforms, enhanced granular access control, and flexible policy enforcement capabilities to meet the requirements of high-performance businesses. Through these enhancements, Juniper is providing customers with a single, open platform for secure remote access that delivers enterprise-class scalability, simplified usability and ongoing investment protection.

Company Initiatives
In the quarter Juniper appointed Robyn Denholm from Sun Microsystems to the role of chief financial officer; Mark Bauhaus, who also had a distinguished career at Sun, to the role of executive vice president and general manager of the Service Layer Technology Business Group; Penny Wilson, formerly of Macromedia, to the role of chief marketing officer; and Haley Tabor formerly from Computer Associates to the role of vice president, U.S. Enterprise sales.

Juniper announced its sponsorship and continued participation in the Carbon Disclosure Project (CDP) fifth report, as part of its overall corporate social responsibility efforts. Juniper inventoried and measured its carbon footprint, identifying both efficiencies and opportunities for reduction and future focus.

Fueling High-Performance Businesses
In the service provider market, Juniper announced that BELNET and Juniper’s partner Telindus, part of the Belgacom Group, will help build BELNET’s next-generation research network based upon Juniper Networks T1600 Core Routers and M-series multiservice edge routers. iAdvantage, a leading IT Infrastructure Provider (IIP) in Asia, has bolstered the performance and reliability of its network by deploying M-series multiservice routers and HiWAAY Internet Services, one of the largest privately held ISPs in the southeastern U.S., has deployed Juniper Networks M-series multiservice routers and J-series services routers to increase the capacity and extend the reach of its network. And PEER 1, a leading IT infrastructure provider to startups and small and medium-sized enterprises, will deliver highly scalable hosting solutions with the addition of Juniper Networks Secure Services Gateways (SSGs) as they scale to meet the demands of the largest enterprises.

In the enterprise market, Juniper announced that Roland Corporation, a Japanese-based manufacturer of musical instruments, has deployed Juniper Networks’ Secure Services Gateway (SSG) purpose-built security appliances to underpin its high-performance global WAN connecting domestic offices with over 20 overseas branches. San Francisco Bay Area Rapid Transit (BART) District deployed the Juniper Networks DX load balancing and application acceleration platforms to speed up response times for employees using its Oracle applications and Sharekhan, one of India’s top five securities trading firms, boosted the responsiveness, security and scale of its stock-trading website with Juniper Networks DX 3280 load balancing and application acceleration platforms. Banco del Bajío, a leading Mexican financial institution, has chosen a comprehensive security and remote access solution from Juniper Networks to secure its network from threats and provide branch office connectivity and IGDAS, Istanbul’s leading natural gas distribution company, upgraded its Wide Area Network (WAN) infrastructure with Juniper Networks J and M-series routers between its branch offices in support of a 24x7 operation to supply gas to its three million subscribers. Finally, JS Investments Ltd.(formerly JS ABAMCO), one of Pakistan’s largest private asset base management companies, deployed a new high-performance IP/MPLS network infrastructure based upon Juniper’s routing, security and application acceleration solutions.

In the public sector market, Juniper announced that France’s Ministry of Labor, Social Affairs and Solidarity has deployed its Secure Access SSL VPN solution to manage and control remote access to government data and applications, helping to reduce ongoing costs and eliminate significant IT inefficiencies.

Juniper Networks will host a conference call web cast today, October 23, 2007 at 1:45 p.m. (Pacific Time), to be broadcasted live over the Internet at: http://www.juniper.net/company/investor/conferencecall.html.

To participate via telephone, the dial-in number is 800-263-9153, or 212-676-5370 for international callers. Please call ten minutes prior to the scheduled conference call time. The conference call will be archived on the Juniper Networks website until December 14, 2007. A replay will be accessible by telephone on October 23, 2007 after 4:00 p.m. Pacific Time through October 30, 2007 by dialing 800-633-8284 (or 402-977-9140), reservation number, 21343325. The replays will be available 24 hours/day, including weekends.

About Juniper Networks, Inc.

Juniper Networks, Inc. is the leader in high-performance networking. Juniper offers a high-performance network infrastructure that creates a responsive and trusted environment for accelerating the deployment of services and applications over a single network. This fuels high-performance businesses. Additional information can be found at www.juniper.net.

Juniper Networks and the Juniper Networks logo are registered trademarks of Juniper Networks, Inc. in the United States and other countries. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this release concerning Juniper Networks’ business outlook, future financial and operating results, future product availability and overall future prospects are forward looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; availability and cost of key parts and supplies; ability to establish and maintain relationships with distributors and resellers; variations in the expected mix of products sold; changes in customer mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of our products and services; rapid technological and market change; adoption of regulations or standards affecting our products, services or industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; currency fluctuations; litigation; and other factors listed in our most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below.

Juniper Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net revenues:
Product	$606,769	$467,237	$1,658,237	$1,410,152
Service	128,279	106,330	368,669	297,598
Total net revenues	735,048	573,567	2,026,906	1,707,750
Cost of revenues:
Product	168,123	140,787	482,956	421,221
Service	64,163	49,398	182,213	142,834
Total cost of revenues	232,286	190,185	665,169	564,055
Gross margin	502,762	383,382	1,361,737	1,143,695
Operating expenses:
Research and development	167,887	123,389	457,682	353,299
Sales and marketing	177,762	139,370	485,263	404,800
General and administrative	29,182	24,542	84,436	71,807
Amortization of purchased intangible assets	20,230	23,028	65,710	69,436
Impairment charges	—	—	—	1,283,421
Other charges, net	(5,062)	15,310	9,164	21,064
Total operating expenses	389,999	325,639	1,102,255	2,203,827
Operating income (loss)	112,763	57,743	259,482	(1,060,132)
Interest and other income	19,601	28,610	80,307	73,366
Interest and other expense	(1,656)	(808)	(3,942)	(2,710)
Gain on minority equity investment	—	—	6,745	—
Income (Loss) before income taxes	130,708	85,545	342,592	(989,476)
Provision for income taxes	45,609	27,271	104,666	82,943
Net income (loss)	$85,099	$58,274	$237,926	$(1,072,419)
Net income (loss) per share:
Basic	$0.17	$0.10	$0.44	$(1.89)
Diluted	$0.15	$0.10	$0.41	$(1.89)
Shares used in computing net income (loss) per share:
Basic	515,658	568,561	543,094	566,862
Diluted	561,401	599,626	582,780	566,862

Juniper Networks, Inc.
Stock-Based Compensation by Category
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Cost of revenues – Product	$534	$484	$1,490	$1,481
Cost of revenues – Service	1,819	1,617	7,044	4,471
Research and development	9,244	9,364	28,553	28,784
Sales and marketing	6,592	8,071	21,894	24,184
General and administrative	3,038	3,319	9,687	10,176
Total	$21,227	$22,855	$68,668	$69,096

Juniper Networks, Inc.
Net Product Revenue by Operating Segment
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Infrastructure	$464,695	$345,570	$1,252,816	$1,060,797
Service Layer Technologies	142,074	121,667	405,421	349,355
Total	$606,769	$467,237	$1,658,237	$1,410,152

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2007	2006*	2007	2006*
GAAP Cost of revenues – Product		$168,123	$140,787	$482,956	$421,221
Stock-based compensation expense	C	(534)	(484)	(1,490)	(1,481)
Stock-based compensation related payroll tax	C	(87)	(4)	(157)	(78)
Restructuring charges	B	-	(1,356)	—	(1,356)
Amortization of purchased intangible assets	A	(1,369)	(1,369)	(4,107)	(4,107)
Non-GAAP Cost of revenues – Product		166,133	137,574	477,202	414,199
GAAP Cost of revenues – Service		64,163	49,398	182,213	142,834
Stock-based compensation expense	C	(1,819)	(1,617)	(7,044)	(4,471)
Stock-based compensation related payroll tax	C	(387)	(14)	(621)	(258)
Non-GAAP Cost of revenues – Service		61,957	47,767	174,548	138,105
GAAP Gross margin		502,762	383,382	1,361,737	1,143,695
Stock-based compensation expense	C	2,353	2,101	8,534	5,952
Stock-based compensation related payroll tax	C	474	18	778	336
Restructuring charges	B	-	1,356	—	1,356
Amortization of purchased intangible assets	A	1,369	1,369	4,107	4,107
Non-GAAP Gross margin		506,958	388,226	1,375,156	1,155,446
GAAP Gross margin % of revenue		68.4%	66.8%	67.2%	67.0%
Stock-based compensation expense % of revenue	C	0.3%	0.4%	0.4%	0.3%
Stock-based compensation related payroll tax % of revenue	C	0.1%	—	—	—
Restructuring charges	B	-	0.2%	—	0.1%
Amortization of purchased intangible assets % of revenue	A	0.2%	0.3%	0.2%	0.3%
Non-GAAP Gross margin % of revenue		69.0%	67.7%	67.8%	67.7%
GAAP Research and development expense		167,887	123,389	457,682	353,299
Stock-based compensation expense	C	(9,244)	(9,364)	(28,553)	(28,784)
Stock-based compensation related payroll tax	C	(1,168)	(53)	(2,046)	(1,028)
Non-GAAP Research and development expense		157,475	113,972	427,083	323,487
GAAP Sales and marketing expense		177,762	139,370	485,263	404,800
Stock-based compensation expense	C	(6,592)	(8,071)	(21,894)	(24,184)
Stock-based compensation related payroll tax	C	(2,564)	(64)	(3,382)	(1,054)
Non-GAAP Sales and marketing expense		$168,606	$131,235	$459,987	$379,562

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2007	2006*	2007	2006*
GAAP General and administrative expense		$29,182	$24,542	$84,436	$71,807
Stock-based compensation expense	C	(3,038)	(3,319)	(9,687)	(10,176)
Stock-based compensation related payroll tax	C	(174)	(9)	(271)	(180)
Non-GAAP General and administrative expense		25,970	21,214	74,478	61,451
GAAP Operating income (loss)		112,763	57,743	259,482	(1,060,132)
Stock-based compensation expense	C	21,227	22,855	68,668	69,096
Stock-based compensation related payroll tax	C	4,380	144	6,477	2,598
Restructuring charges	B	-	1,356	—	1,356
Amortization of purchased intangible assets	A	21,599	24,397	69,817	73,543
Impairment charges	B	-	—	—	1,283,421
Other charges — gain on legal settlement, net	B	(5,278)	—	(5,278)	—
Other charges — compensation expense related to acquisitions	A	313	1,404	939	4,211
Other charges — restructuring and acquisition charges	A/B	(97)	30	(438)	466
Other charges — stock option investigation costs	B	-	11,376	5,975	13,886
Other charges — tax related charges	B	-	2,500	7,966	2,500
Non-GAAP Operating income		154,907	121,805	413,608	390,945
GAAP Net Interest and Other Income		17,945	27,802	83,110	70,656
Gain on minority equity investment	B	-	—	(6,745)	—
Non-GAAP Net Interest and Other Income		17,945	27,802	76,365	70,656
GAAP Provision for income tax		45,609	27,271	104,666	82,943
Income tax effect of non-GAAP exclusions	B	2,790	16,115	32,526	50,922
Non-GAAP Provision for income tax		48,399	43,386	137,192	133,865
Non-GAAP Income tax rate		28.0%	29.0%	28.0%	29.0%
Non-GAAP Income (loss) before income taxes**		172,852	149,607	489,973	461,601
GAAP Net income (loss)		85,099	58,274	237,926	(1,072,419)
Stock-based compensation expense	C	21,227	22,855	68,668	69,096
Stock-based compensation related payroll tax	C	4,380	144	6,477	2,598
Restructuring charges	B	-	1,356	—	1,356
Amortization of purchased intangible assets	A	21,599	24,397	69,817	73,543
Impairment charges	B	-	—	—	1,283,421
Other charges — gain on legal settlement, net	B	(5,278)	—	(5,278)	—
Other charges — compensation expense related to acquisitions	A	313	1,404	939	4,211
Other charges — restructuring and acquisition charges	A/B	(97)	30	(438)	466
Other charges — stock option investigation costs	B	-	11,376	5,975	13,886
Other charges — tax related charges	B	-	2,500	7,966	2,500
Gain on minority equity investment	B	-	—	(6,745)	—
Income tax effect of non-GAAP exclusions	B	(2,790)	(16,115)	(32,526)	(50,922)
Non-GAAP Net income		$124,453	$106,221	$352,781	$327,736
		Three Months Ended September 30,		Nine Months Ended September 30,
		2007	2006 *	2007	2006 *
Non-GAAP Net income per share:
Basic	D	$0.24	$0.19	$0.65	$0.58
Diluted	D	$0.22	$0.18	$0.61	$0.55
Shares used in computing non-GAAP net income per share:
Basic	D	515,658	568,561	543,094	566,862
Diluted	D	561,401	599,626	582,780	601,412

• Prior year periods have been reclassified to conform to current year presentation.

• Consists of non-GAAP operating income plus non-GAAP net interest and other income.

Discussion of Non-GAAP Financial Measures

The table above includes the following non-GAAP financial measures from our Condensed Consolidated Statements of Operations: cost of product revenue; cost of service revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating income; net interest and other income, income before income taxes, provision for income taxes, income tax rate, net income and net income per share. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as non-cash expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the tables above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition Related Expenses, Other Items, and Stock-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below.

Note A: Acquisition Related Expenses. We exclude certain expense items resulting from acquisitions including the following: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition acquisitions result in non-continuing operating expenses which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following: (i) restructuring and related costs; (ii) impairment charges; (iii) stock option investigation costs and related tax costs; (iv) gain or loss on legal settlement, net of related transaction costs; (v) gain or loss on minority equity investment in privately held companies; and (vi) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The unique nature of our stock option investigation costs and associated tax related charges may also limit the comparability of our on-going operations with prior and future periods. Moreover, in the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Whether we realize gains or losses on minority equity investments in privately held companies is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Note C: Stock-Based Compensation Related Items. We provide non-GAAP information relative to our expense for stock-based compensation and related payroll tax. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123R”) in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected in our income statement. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to stock-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our stock-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of stock-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of SFAS 123R.

Note D: Non-GAAP Net Income Per Share Items. We provide basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$1,349,277	$1,596,333
Short-term investments	272,961	443,910
Accounts receivable, net of allowance for doubtful accounts	279,530	249,445
Deferred tax assets, net	149,985	179,989
Prepaid expenses and other current assets	53,164	52,129
Total current assets	2,104,917	2,521,806
Property and equipment, net	389,661	349,930
Long-term investments	130,101	574,061
Restricted cash	35,500	45,610
Purchased intangible assets, net	99,399	169,202
Goodwill	3,658,602	3,624,652
Other long-term assets	85,622	83,134
Total assets	$6,503,802	$7,368,395
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$205,671	$179,553
Accrued compensation	120,251	110,451
Accrued warranty	36,204	34,828
Deferred revenue	383,489	312,253
Income taxes payable	9,675	38,499
Debt	399,764	—
Other accrued liabilities	77,166	87,033
Total current liabilities	1,232,220	762,617
Long-term deferred revenue	69,817	73,326
Other long-term liabilities	41,992	17,424
Long-term debt	—	399,944
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value	5	6
Additional paid-in capital	8,083,620	7,646,047
Accumulated other comprehensive income	12,380	1,266
Accumulated deficit	(2,936,232)	(1,532,235)
Total stockholders’ equity	5,159,773	6,115,084
Total liabilities and stockholders’ equity	$6,503,802	$7,368,395

Juniper Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2007	2006
OPERATING ACTIVITIES:
Net income (loss)	$237,926	$(1,072,419)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	143,250	129,074
Stock-based compensation	68,668	69,096
Other non-cash charges	1,317	1,122
Gain on minority equity investment	(6,745)	—
Impairment of goodwill and intangible assets	—	1,283,421
Excess tax benefit of employee stock option plans	(15,667)	(7,800)
Changes in operating assets and liabilities:
Accounts receivable, net	(20,674)	(15,609)
Prepaid expenses and other assets	14,430	27,066
Accounts payable	19,599	(6,206)
Accrued compensation	9,800	(16,004)
Other accrued liabilities	30,249	36,490
Deferred revenue	67,727	93,145
Net cash provided by operating activities	549,880	521,376
INVESTING ACTIVITIES:
Purchases of property and equipment, net	(110,952)	(69,819)
Purchases of available-for-sale investments	(298,615)	(398,327)
Maturities and sales of available-for-sale investments	927,029	450,640
Changes in restricted cash	(7,407)	20,726
Payments related to acquisitions	(375)	(15,102)
Minority equity investments	(75)	(3,090)
Net cash provided by (used in) investing activities	509,605	(14,972)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock	300,987	87,138
Retirement of common stock	(1,623,195)	(186,388)
Excess tax benefit of employee stock option plans	15,667	7,800
Net cash used in financing activities	(1,306,541)	(91,450)
Net (decrease) increase in cash and cash equivalents	(247,056)	414,954
Cash and cash equivalents at beginning of period	1,596,333	918,401
Cash and cash equivalents at end of period	$1,349,277	$1,333,355

Juniper Networks, Inc.
Cash, Cash Equivalents and Investments
(in thousands)
(unaudited)

	September 30, 2007	December 31, 2006
Cash and cash equivalents	$1,349,277	$1,596,333
Short-term investments	272,961	443,910
Long-term investments	130,101	574,061
Total	$1,752,339	$2,614,304